EXHIBIT 99

Everett Tackett, APR	Ken Rizvi
Public Relations	Investor Relations
ON Semiconductor	ON Semiconductor
(602) 244-4534	(602) 244-3437
everett.tackett@onsemi.com	ken.rizvi@onsemi.com

ON Semiconductor Announces Tender Offer and Consent Solicitation

For Any and All 12 Percent Senior Secured Notes due 2008 and

12 Percent Senior Secured Notes due 2010 Issued by ON Semiconductor Corporation and

Semiconductor Components Industries, LLC

PHOENIX, Ariz. – Dec. 1, 2004 – ON Semiconductor Corporation (Nasdaq: ONNN) today announced that it is commencing a cash tender offer for any and all outstanding $195,000,000 aggregate principal amount of the 12 percent Senior Secured Notes due 2008 (CUSIP Number: 682188AB3) (the “2008 Notes”) and any and all outstanding $130,000,000 aggregate principal amount of the 12 percent Senior Secured Notes due 2010 (CUSIP Number: 682188AD9) (the “2010 Notes” and, collectively with the 2008 Notes, the “Notes”) previously issued by the company and Semiconductor Components Industries, LLC, on the terms and subject to the conditions set forth in its Offer to Purchase For Cash and Consent Solicitation Statement dated December 1, 2004. ON Semiconductor also is soliciting consents for amendments to the indentures under which the Notes were issued and to the related security documents. Holders who tender their Notes will be required to consent to the proposed amendments and holders who consent will be required to tender their Notes. Consummation of the Offer is subject to the availability of financing and the satisfaction of a number of conditions. ON Semiconductor is planning to fund the purchase of the Notes with cash on hand and net proceeds of new borrowings under a proposed amendment and restatement of its senior secured credit facilities.

The Offer for each series will expire at midnight, New York City time, on December 29, 2004, unless extended or earlier terminated with respect to a series (such date and time with respect to a series, as they may be extended, the “Expiration Time”). Prior to satisfaction of the conditions to the Offer, ON Semiconductor may amend, extend or terminate the tender offer and consent solicitation at any time without making payments with respect thereto. Holders of Notes must tender their Notes at or prior to the Expiration Time to receive the tender offer consideration. The consent solicitation for each series will expire at 5 p.m., New York City time, on December 14, 2004, unless extended (such date and time with respect to a series, as they may be extended, the

“Consent Payment Deadline”). Holders of Notes must tender their Notes prior to the applicable Consent Payment Deadline to receive the total consideration.

The consideration for each $1,000 principal amount of 2008 Notes tendered will be (1) the present value on the expected Initial Optional Early Settlement Date (as defined below) of $1,060.00 (the amount payable on May 15, 2006, which is the first optional redemption date of the 2008 Notes) and the present value of the interest from the last interest payment date until May 15, 2006, discounted at a rate equal to the sum of (i) the yield of 2.00 percent U.S. Treasury Note due May 15, 2006 (the “2008 reference yield”) and (ii) a fixed spread of 50 basis points minus (2) accrued and unpaid interest to but not including the expected Initial Optional Early Settlement Date (the consideration referred to in clause (1) minus (2), being referred to as the “Total Consideration” with respect to the 2008 Notes), minus (3) an amount equal to the consent payment referred to below. The 2008 reference yield will be calculated in accordance with standard market practice as of 2:00 p.m., New York City time, on December 14, 2004, subject to extension.

The consideration for each $1,000 principal amount of 2010 Notes tendered will be (1) the present value on the expected Initial Optional Early Settlement Date of $1,060.00 (the amount payable on March 15, 2007, which is the first optional redemption date of the 2010 Notes) and the present value of the interest from the last interest payment date until March 15, 2007, discounted at a rate equal to the sum of (i) the yield of the 2.25 percent U.S. Treasury Note due February 15, 2007 (the “2010 reference yield”) and (ii) a fixed spread of 50 basis points minus (2) accrued and unpaid interest to but not including the expected Initial Optional Early Settlement Date (the consideration referred to in clause (1) minus (2), being referred to as the “Total Consideration” with respect to the 2010 Notes), minus (3) an amount equal to the consent payment referred to below. The 2010 reference yield will be calculated in accordance with standard market practice as of 2:00 p.m., New York City time, on December 14, 2004, subject to extension.

In addition, holders of Notes will receive accrued and unpaid interest to but not including the applicable Settlement Date.

Holders who tender their Notes and deliver their consents to the proposed indenture and security document amendments at or prior to the applicable Consent Payment Deadline will also receive a consent payment of $40 for each $1,000 in principal amount of the 2008 Notes and 2010 Notes. Holders of the Notes tendered after the applicable Consent Payment Deadline will not receive a consent payment.

Notes and related consents may be withdrawn prior to the applicable Consent Payment Deadline. Notes may not be withdrawn after the applicable Consent Payment Deadline and delivery of written notice to the trustee for the Notes that certain conditions have been met.

At any time after the applicable Consent Payment Deadline and prior to the Expiration Time (such time, the “Initial Optional Early Acceptance Date”), the company may elect to accept for payment all Notes validly tendered on or prior to the Initial Optional Early Acceptance Date. Concurrently with any such election, the company will waive all conditions to the Offers (other than those related to illegality and court orders) and thereafter will accept subsequently tendered Notes, subject to the terms and conditions of the Offer, on a daily basis. The company currently anticipates that the Initial Optional Early Acceptance Date will be December 23, 2004, and that Notes accepted at that time will be paid promptly thereafter (the “Initial Optional Early Settlement Date”).

Morgan Stanley & Co. Incorporated is the dealer manager and Solicitation Agent for the Tender Offer and Consent Solicitation. Questions regarding the transaction should be directed to Morgan Stanley at 800-624-1808 (Toll Free) or 212-761-1941 (attention: Francesco Cipollone). Requests for documents should be directed to Georgeson Shareholder Communications, the Information Agent, at 17 State Street, 10th Floor, New York, NY 10004, (800) 377-9583 (Toll Free) (banks and brokerage firms please call (212) 440-9800.)

This announcement is not an offer to purchase, a solicitation of an offer to sell or a solicitation of consent with respect to any Notes. The Offer is being made solely by the Offer to Purchase for Cash and Consent Solicitation Statement dated December 1, 2004, which sets forth the complete terms of the tender offer and consent solicitation.

About ON Semiconductor

ON Semiconductor (Nasdaq: ONNN) offers an extensive portfolio of power- and data-management semiconductors and standard semiconductor components that address the design needs of today’s sophisticated electronic products, appliances and automobiles. For more information visit ON Semiconductor’s website at http://www.onsemi.com.

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ON Semiconductor and the ON Semiconductor logo are registered trademarks of Semiconductor Components Industries, LLC. All other brand and product names appearing in this document are registered trademarks or trademarks of their respective holders. Although the company references its website in this news release, such information on the website is not to be incorporated herein.

This news release includes “forward-looking statements” as that term is defined in Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical fact are statements that could be deemed forward-looking statements and are often characterized by the use of words such as “believes,” “expects,” “estimates,” “projects,” “may,” “will,” “intends,” “plans,” or “anticipates,” or by discussions of strategy, plans or intentions. All forward-looking statements in this news release are made based on management’s current expectations and estimates, which involve risks, uncertainties and other factors that could cause results to differ materially from those expressed in forward-looking statements. Among these factors are inability to amend and extend our senior secured credit facility, changes in overall economic conditions, the cyclical nature of the semiconductor industry, changes in demand for our products, changes in inventories at our customers and distributors, technological and product development risks, availability of raw materials, competitors’ actions, pricing and gross margin pressures, loss of key customers, order cancellations or reduced bookings, changes in manufacturing yields, control of costs and expenses, significant litigation, risks associated with acquisitions and dispositions, risks associated with our substantial leverage and restrictive covenants in our debt agreements, risks associated with our international operations, the threat or occurrence of international armed conflict and terrorist activities both in the United States and internationally, risks and costs associated with increased and new regulation of corporate governance and disclosure standards (including pursuant to Section 404 of the Sarbanes-Oxley Act of 2002), and risks involving environmental or other governmental regulation. Additional factors that could affect the company’s future operating results are described in our Form 10-K for the year ended December 31, 2003 under the caption “Trends, Risks and Uncertainties” in the MD&A section, and other factors are described from time to time in our SEC filings. Readers are cautioned not to place undue reliance on forward-looking statements. We assume no obligation to update such information.